Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Costco Wholesale Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333-82782, 333-120523, 333-129172, 333-135052, 333-150014, 333-151748, 333-165550, 333-180163, and 333-187418) on Form S-8 and the registration statement (No. 333-185166) on Form S-3 of Costco Wholesale Corporation of our reports dated October 15, 2014, with respect to the consolidated balance sheets of Costco Wholesale Corporation as of August 31, 2014 and September 1, 2013, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the 52-week periods ended August 31, 2014 and September 1, 2013, and the 53-week period ended September 2, 2012, and the effectiveness of internal control over financial reporting as of August 31, 2014, which reports appear in the August 31, 2014 annual report on Form 10-K of Costco Wholesale Corporation.

/s/ KPMG LLP

Seattle, Washington
October 15, 2014